Booz Allen Hamilton Internal Booz Allen Hamilton Internal Page 1 of 4 Version No. 7 | Effective Date: 3/27/2024 Insider Trading SPONSORING ORGANIZATION: Legal, Ethics & Compliance PURPOSE Insider trading generally refers to buying or selling securities while in possession of material nonpublic information or providing material nonpublic information to another person who uses that information to buy or sell securities. Booz Allen is committed to conducting business with integrity and in compliance with the law, including insider trading laws. POLICY REQUIREMENTS Subsection 1— Prohibited Activit ies The following activities are prohibited: • Directly or indirectly buying, selling or gifting securities of Booz Allen while in possession of material nonpublic information concerning the company or its securities, except in the limited circumstances described below. This prohibition remains even after your employment with Booz Allen ends. • Providing material nonpublic information about Booz Allen to another person. • Buying or selling the securities of another company while in possession of material nonpublic information about that company. • Providing material nonpublic information about another company to another person. • Pledging Booz Allen securities as collateral for a loan (including a mortgage) • Holding Booz Allen securities in a brokerage account that allows borrowing against the securities (commonly known as a margin account). • Borrowing Booz Allen securities and then selling them (to profit from a decline in value) or using non-traditional financial vehicles (such as publicly traded options, puts, calls, or other derivative securities) relating to Booz Allen’s securities. • Hedging transactions that allow a person to continue to own the applicable Booz Allen security, but without the full risks and rewards of ownership. • Immediate family members and other persons living in your households engaging in any of the above transactions. What is material nonpublic information? Information is material if it would be likely to affect a company’s stock price or if it would be important to a reasonable investor in making a decision about whether to buy, hold or sell that company’s securities. Either positive or negative information may be material. Note also that material information may also include information about another company that you obtained in the course of your employment by, or relationship with, Booz Allen. Information is generally not public unless it has been disclosed in a press release, in a public filing (such as a report filed on Form 10-K, Form 10-Q or Form 8-K) made with the U.S. Securities and Exchange Commission, in materials provided to stockholders broadly (such as an annual report, investor letter, prospectus or proxy statement), or is available through a news wire service or daily newspaper of wide circulation, and a sufficient amount of time has passed (generally at least two full business days) so that the marketplace has had an opportunity to digest the information. Scope This policy applies to all employees, officers, directors, subsidiaries, and affiliates of the company (referred to as “Booz Allen people”. Unless otherwise noted, references to “Booz Allen” refers to Booz Allen Hamilton Holding Corporation (“Booz Allen Holding”) and its subsidiaries. This policy does not apply to employees of EverWatch Corp. and its subsidiaries. EverWatch people should reference the applicable EverWatch Corp. policies. Additional Resources None Points of Contact General questions regarding this policy can be directed to the Booz Allen Holding Corporate Secretary at ethics@bah.com. Exhibit 19

Insider Trading Booz Allen Hamilton Internal Page 2 of 4 Version No. 7 | Effective Date: 3/27/2024 If you are unsure whether information about Booz Allen is either material or nonpublic, contact the Booz Allen Holding Corporate Secretary at ethics@bah.com. Subsection 2— Additional Restrictions on Designated Insiders Who is a “Designated Insider?” Employees of Booz Allen who are identified as likely to have access to material nonpublic information in connection with carrying out their duties will be designated as Booz Allen “designated insiders.” Examples of designated insiders are members of the Booz Allen Holding board of directors, all Booz Allen partners and vice presidents and their executive assistants, all chiefs of staff, all employees of the Legal, Ethics & Compliance Department and Financial Services, and all senior associates and principals (and for certain departments, staff below senior associate level) in Enterprise Organizations. However, employees of a Booz Allen subsidiary who do not have access to Booz Allen’s systems are generally not considered “designated insiders.” Restrictions Applicable to Designated Insiders on Buying and Selling Booz Allen Securities In addition to the general rule against buying and selling Booz Allen securities while in possession of material nonpublic information, designated insiders, as well as entities controlled by them (and their immediate family members and other individuals sharing their households) are prohibited from buying, selling or gifting Booz Allen securities during a “blackout period.” Blackout periods are: • The period beginning 15 days prior to the end of each fiscal quarter and ending on the third full business day following the release of Booz Allen’s quarterly or annual earnings results. • The period beginning when Booz Allen starts assembling information for purposes of issuing interim earnings guidance and other potentially material information by way of press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination and ending when the information has been released and fully absorbed into the market. • Other periods which designated insiders will be specifically advised by email from the Corporate Secretary. If you would like to buy or sell Booz Allen securities and you are unsure whether you are in a blackout period, contact the Booz Allen Holding Corporate Secretary at ethics@bah.com. Subsection 3— Additional Restrictions on and Requirements for the Leadership Team and Members of Booz Al len’s Board of Directors The Booz Allen Hamilton Inc. Leadership Team and members of the Booz Allen Holding Board of Directors may not buy or sell securities of Booz Allen or engage in any other transaction involving securities of Booz Allen, including gifts of securities, without first obtaining approval from the Chief Legal Officer. After receiving approval, the transaction must be completed within five business days unless such period is extended by the Corporate Secretary. If you have a 10b5-1 plan approved by the Chief Legal Officer (see Buying and Selling Booz Allen Securities Pursuant to a Rule 10b5-1 Plan, below) that specifies the dates, prices and amounts of the planned trades, then you do not need further approval for those trades, but you must report those trades to the Chief Legal Officer or the Chief Legal Officer’s designee the same day. In addition, the Booz Allen Hamilton Inc. Leadership Team and members of the Booz Allen Holding Board of Directors may not under any circumstances buy and then within six months sell, or sell and then within six months buy, Booz Allen’s securities.

Insider Trading Booz Allen Hamilton Internal Page 3 of 4 Version No. 7 | Effective Date: 3/27/2024 Subsection 4— Exceptions to Prohibit ions in this Policy The general prohibitions on insider trading (see Prohibited Activities, above) and additional restrictions applicable to designated insiders (see Additional Restrictions on Designated Insiders, above) do not apply in the following situations: • The exercise of an employee stock option (but do apply to the sale of the underlying stock). • The exercise of a tax withholding right pursuant to which you elect to have Booz Allen withhold shares subject to an option to satisfy tax withholding requirements. • Stock purchases pursuant to Booz Allen’s Employee Stock Purchase Plan. Buying or selling Booz Allen securities (including during a blackout period applicable to designated insiders) pursuant to a Rule 10b5-1 plan that: (A) is in writing and in a form acceptable to Booz Allen; (B) is approved in writing by the Chief Legal Officer prior to the plan being entered into; (C) contains terms and conditions as are required by Rule 10b5-1 (including the cooling-off periods and certifications required by Rule 10b5-1(c)); (D) is entered into and operated in compliance with Rule 10b5-1; and (E) is not entered into during a blackout period, at any time when you are in possession of material nonpublic information. You are required to obtain approval from Booz Allen’s Chief Legal Officer before terminating a Rule 10b5-1 plan other than in accordance with its terms. Subsection 5— Discipl ine Any employee found to be in violation of this policy can be subject to disciplinary action, up to and including termination of employment, in accordance with applicable laws and company policies. REPORTING CONCERNS At Booz Allen, speaking up is critical–and it is safe. We expect Booz Allen people to comply with our policies and Code of Business Ethics and Conduct. As outlined in the Mandatory Reporting and Non-Retaliation Policy, if you observe or have reasonable suspicion that a Booz Allen policy or the Code has been violated, you have a responsibility as part of your employment to promptly report your concerns via one of our official company reporting channels:  • Your career manager, job leader, or any more senior leader or person in a supervisory capacity • An Ethics Advisor  • Employee Relations or Human Resources • The company's Legal, Ethics & Compliance Team • The Chief Ethics and Compliance Officer • Our Ethics HelpLine at +1-800-501-8755 (US) or +1- 888-475-0009 (International) or speakup.bah.com.  Concerns may be raised anonymously.  Not sure where to turn? Choose the reporting channel with which you are most comfortable. We will take it from there. Know that when you speak up, we listen. We take all allegations of misconduct seriously, investigate them promptly, and strictly prohibit retaliation against any person who raises a good faith ethical or legal concern. RELATED POLICIES None DEFINITIONS None

Insider Trading Booz Allen Hamilton Internal Page 4 of 4 Version No. 7 | Effective Date: 3/27/2024 CHANGE LOG Revision Date Policy Revision # Revisions Completed POC (Team) 4/1/2025 1 Added standard Discipline subsection language Legal, Ethics & Compliance 3/25/2025 1 Policy reviewed and renewed Legal, Ethics & Compliance